                                                                     Exhibit 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               TREX COMPANY, INC.


     Trex Company, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name under which the corporation was originally incorporated is Trex Company, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 4, 1998.

     2. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

     3. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware.

     4. The text of the Certificate of Incorporation of the corporation is hereby restated and integrated to read in its entirety as follows:

                                    ARTICLE I
                                      NAME

     The name of the corporation is Trex Company, Inc. (the "Corporation").


                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

                                  ARTICLE III
                                    PURPOSE

     The purpose or purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time amended (the "General Corporation Law").


                                  ARTICLE IV
                                 CAPITAL STOCK

     The Corporation shall have the authority to issue a total of forty-three million (43,000,000) shares of capital stock, each with a par value of $0.01, consisting of forty million (40,000,000) shares of Common Stock and three million (3,000,000) shares of Preferred Stock.

                                   ARTICLE V
                                 COMMON STOCK

     Except as required by law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. Except as otherwise provided by or pursuant to this Restated Certificate of Incorporation or as otherwise required by law, the holders of shares of Common Stock shall be entitled to one vote per share of Common Stock on all matters on which stockholders of the Corporation have the right to vote.


                                  ARTICLE VI
                                PREFERRED STOCK

     Section A. Preferred Stock. The Corporation is authorized to issue shares
                ---------------
of Preferred Stock from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation (the "Board"), each of such series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional, and other special rights, and the qualifications, limitations and restrictions, of each such series, including, but without limiting the generality of the foregoing, the following:


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     1.  The distinctive designation of, and the number of shares of Preferred
Stock that shall constitute, such series, which number (except where otherwise provided by the Board in the resolution establishing such series) may be increased (but not above the total number of shares of Preferred Stock) or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board.

     2. The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncummualtive, and the dates at which any such dividends shall be payable.

     3. The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation or any other corporation, and the terms and conditions of such conversion or exchange.

     4. Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed.

     5. The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation.

     6. The terms and amount of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of the Preferred Stock.

     7. The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock.

     Section B. Rights of Preferred Stock.
                -------------------------

     1. After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of Section
(A) of this Article VI), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of Section (A) of this Article VI), and subject further to any other conditions that may be fixed in accordance with the provisions of Section (A) of this Article VI, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board.

     2. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of Section (A) of this Article VI), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of Section (A) of this Article VI), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     3. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Section (A) of this Article VI granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock may have one vote in respect to each share of Common Stock held on all matters voted upon by the stockholders.

     4. The number of authorized shares of Preferred Stock and each class of Common Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of shares having a majority of the total number of votes which may be cast in the election of directors of the Corporation by all stockholders entitled to vote in such an election, voting together as a single class.

                                   ARTICLE VII
                                     BY-LAWS

     The Board is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

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

                                  ARTICLE VIII
                              ELECTION OF DIRECTORS

     The directors of the Corporation shall not be required to be elected by written ballots unless the By-laws of the Corporation so provide.


                                   ARTICLE IX
                               BOARD OF DIRECTORS

     Section A. Classified Board. The Board, other than those directors elected
                ----------------
by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article VI hereof, shall be divided into three classes, as nearly equal in number as the then-authorized number of directors constituting the Board permits, with the term of office of one class expiring each year and with each director serving for a term ending at the third annual meeting of stockholders of the Corporation following the annual meeting at which such director was elected. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in the year 2000, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in the year 2001, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in the year 2002. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     Section B. Vacancies. Except as otherwise provided for or fixed pursuant to
                ---------
the provisions of Article VI hereof relating to the rights of the holders of any series of Preferred Stock to elect additional directors, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

     Section C. Directors Elected by Holders of Preferred Stock. During any
                -----------------------------------------------
period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of
Article VI hereof, then upon commencement and for the duration of the period during which

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such right continues (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to such provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to such provisions, whichever occurs earlier. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly. Notwithstanding the foregoing, whenever, pursuant to the provisions of Article VI hereof, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation and the Certificate of Designation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article IX unless expressly provided by such terms.


     Section D. Number of Directors Constituting the Board. Except as otherwise
                ------------------------------------------
provided for or fixed pursuant to Article VI hereof relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be not less than four(4) nor more than twenty (20), with the then-authorized number of directors being fixed from time to time by the Board.

                                    ARTICLE X
                  NO ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

     Except as otherwise provided for or fixed pursuant to the provisions of
Article VI hereof relating to the rights of the holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

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

                                   ARTICLE XI
                               DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. No modification or repeal of the provisions of this Article XI shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented and which has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law, as the Corporation has received payment for its capital stock, has been executed by its President this March 20, 1999.

                                       TREX COMPANY, INC.


                                       By:/s/ Robert G. Matheny
                                          ----------------------------------
                                          Name:  Robert G. Matheny
                                          Title: President



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